CUSIP No. 46048V108	Page 1 7 of 18 Pages

EXHIBIT 99.2

DISCLAIMER OF BENEFICIAL OWNERSHIP

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13D to which this exhibit is attached except to the extent of the undersigned’s pecuniary interest in such securities, and the filing of this Schedule 13D shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13D or 13G of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by Schedule 13D.

Dated: October 26, 2006

WLR RECOVERY FUND II, L.P.

By:	WLR Recovery Associates II LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY ASSOCIATES II LLC

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY ASSOCIATES III LLC

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

CUSIP No. 46048V108	Page 18 of 18 Pages

INTERNATIONAL TEXTILE HOLDINGS, INC.

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Vice President

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.